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NEWS RELEASE
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Hollywood Entertainment Corporation Reports the Filing of a Lawsuit


PORTLAND, OREGON - April 2, 2004 - Hollywood Entertainment Corporation (Nasdaq: HLYW), owner and operator of more than 1,920 Hollywood Video superstores and 600 Game Crazy specialty stores, today announced that Hollywood, the members of Hollywood's board of directors, an executive officer of Hollywood and Leonard Green & Partners, L.P. had been named as defendants in a putative shareholder class action lawsuit concerning the sale of Hollywood pursuant to the merger agreement executed on March 28, 2004 between Hollywood and an affiliate of Leonard Green & Partners, L.P.

The lawsuit alleges, among other things, that Hollywood's directors breached their fiduciary duties in approving the proposed merger and that the consideration payable to Hollywood's shareholders in the merger is unfair and inadequate. The plaintiff is asking, among other things, that the transaction contemplated in the merger agreement be enjoined or, if the merger is completed, that it be rescinded. Hollywood believes the lawsuit is without merit and intends to respond accordingly.

In addition, Hollywood has received notice that at least one other lawsuit relating to the proposed merger may be commenced shortly.

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INVESTOR 		Alex Bond
CONTACT:		Senior Vice President, Finance & Business Development
			Phone: (503) 570-5667